                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               APPLEWOODS, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                    ROGER BUOY, CHAIRMAN, APPLEWOODS, INC.
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                           APPLEWOODS, INC.
                         274 Riverside Avenue
                      Westport, Connecticut 06881

         -----------------------------------------------------


               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON NOVEMBER 5, 1996

         -----------------------------------------------------



To the Stockholders of Applewoods, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Applewoods, Inc., a Delaware corporation (the "Company"), will be held on November 5, 1996, at the Company's offices located at 274 Riverside Avenue, Westport, CT 06881 at 8:30 a.m., local time, and thereafter as it may from time to time be adjourned, for the purposes stated below:

         1. To elect four (4) directors to the Board of the Company for a one (1) year term;

         2. To ratify the appointment of Price Waterhouse LLP as the Company's independent certified public accountants; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         All Stockholders are cordially invited to attend the Annual Meeting. Only those Stockholders of record at the close of business on October 4, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Meeting.


                                    BY ORDER OF THE BOARD OF DIRECTORS


October 18, 1996                    Roger Buoy, Chairman



WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE
ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005.

                           APPLEWOODS, INC.
                         274 Riverside Avenue
                      Westport, Connecticut 06881

                            PROXY STATEMENT


                             INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Applewoods, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of the Company's Stockholders to be held at the Company's offices located at 274 Riverside Avenue, Westport, Connecticut 06881 on November 5, 1996 at 8:30 a.m., local time, and at any adjournments thereof (the "Annual Meeting").

         The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect four (4) directors to the Board of Directors of the Company for a one (1) year term, (ii) to ratify the appointment of Price Waterhouse LLP as the Company's independent certified public accountants, and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Company's Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the Stockholders vote in favor of each of the proposals. Only holders of record of Common Stock, par value $.0001 per share, and Series A Preferred Stock, par value $.0001 per share ("Series A Preferred Stock") of the Company at the close of business on October 4, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting.

         The principal executive offices of the Company are located at 274 Riverside Avenue Westport, Connecticut 06881 and its telephone number is (203) 227-4912. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to Stockholders is October 15, 1996. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, including audited financial statements, are being sent to Stockholders together with this Proxy Statement.

                          VOTING REQUIREMENTS

         The securities of the Company entitled to vote at the meeting consist of (i) shares of its Common Stock, $.0001 par value per share, and (ii) shares of its Series A Preferred Stock, each share of which Common Stock and Series A Preferred Stock is entitled to one vote on all matters. As of October 4, 1996 (the "Record Date"), there were outstanding 8,742,000 shares of Common Stock and 249, 911 shares of Series A Preferred Stock. Only holders of shares of Common Stock and Series A Preferred Stock on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, the Company has approximately 18 holders of record of the Common Stock and 4 holders of record of Series A Preferred Stock. The presence in person or by proxy of holders of Common Stock and Series A Preferred Stock of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. The nominees to be selected as a Director named in Proposal 1 must receive a plurality of the eligible votes cast at the Annual Meeting with respect to such Proposal. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matters.

         The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of capital stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

         Proxies given by Stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, Stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the Stockholder or his attorney authorized in writing or, if the Stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.



         None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a Stockholder to dissent and obtain the appraisal of or payment for such Stockholder's shares.

                             PROPOSAL ONE

                         ELECTION OF DIRECTORS

         The Company's board presently consists of four (4) directors whose terms expire at the Annual Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.

         The Board has nominated four (4) candidates to serve as directors all of whom are currently directors. The names and biographical summaries of the four (4) persons who have been nominated by the Board of Directors to stand for election at the Annual Meeting have been provided below for your information. The Board of Directors has proposed that these persons be elected at the Annual Meeting to serve until the next annual meeting of stockholders. The Proxies will be voted for the election of the four (4) nominees listed below as directors of the Company unless otherwise specified on the form provided. The vote of a majority of the capital stock, present and constituting a quorum at the Annual Meeting, will be necessary to elect the directors listed below. If, for any reasons, any of the nominees shall be unable or unwilling to serve, the Proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the enclosed Proxy. Abstentions shall be counted separately and shall be used for purposes of calculating quorum.

Biographical Summaries of Nominees for the Board of Directors

Roger M. Buoy has been the Chief Executive Officer and Chairman of the Board of the Company since August 1992. From 1983 to 1992, Mr. Buoy was the President, Chief Executive Officer and founder of Mindscape International, Inc., ("Mindscape") a developer and publisher of educational and entertainment software for personal computers and video game machines. In 1987, Mindscape successfully completed its initial public offering in 1990. Mindscape was then sold to Software Toolworks, and subsequently renamed Mindscape and acquired by the Pierson Group of the United Kingdom. From 1981 to 1983, Mr. Buoy was the Executive Vice President-Software Publishing and Operations of Scholastic, Inc., a New York based publisher of educational materials.


Tony E. Swash has been Chief Operating Officer and a Director of the Company since August 1992. From 1979 to 1992, Mr. Swash was Sales Director for Ray Engineering Company Ltd. ("Ray Engineering"), a subsidiary of a British public company. In 1985, Mr. Swash along with two other directors and two venture capital companies, purchased Ray Engineering. In

1988, Mr. Swash was instrumental in selling Ray Engineering to an English public limited company. He remained as the Divisional Managing Director of Ray Engineering until he resigned to take part in the purchase of the assets of AIL in 1992.

Josh Gaspero has been a Director of the Company since August 1996. He is presently Chairman of Joshua Tree Holdings, LLC which has controlling interests in Adventure Weekend Magazine, Best of Times Productions and Joshua Lockhard Direct Response Group. Previously he was Co-Chairman of Readers Digest Young Families from October 1993 until March, 1996. From March 1982 until October, 1993, he was Co-Chairman and Founder of Joshua Morris Publishing, a company subsequently purchased by The Readers Digest Association. Prior to 1982, Mr. Gaspero was President and CEO of Harlequin Books North America. Mr. Gaspero is a 1964 graduate of St. Joseph's University with a B.A. in Marketing.

Sherman A. Drusin has been a Director of the Company since August, 1996. He has been the Director of Corporate Finance for Sterling Foster & Co., Inc., an investment banking firm in New York since March, 1995. In addition, he is President and Director of Preferred Benefit Plans, Inc. located in Armonk, New York. Previously, he was Vice President for Corporate Finance for J. Gregory & Company, an investment banking firm. For 25 years prior to his work in the investment banking field, Mr. Drusin was CEO, President and Director of several computer software companies. He currently serves on the Board of Directors of several organizations which include InTime Systems International, the Sterling Foster Foundation and the Make-A-Wish Foundation of Metro New York. Furthermore, he is an advisor to the Board of Directors of several publicly traded corporations. Mr. Drusin is a 1964 graduate of Fairleigh Dickinson University with a B.S. in Economics.

         The Board of Directors unanimously recommends a vote FOR the election of Messrs. Buoy, Swash, Gaspero and Drusin. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees.

Directors and Executive Officers

         The names and ages of the directors, executive officers and significant employees, and promoters of the Company are set forth below. All of the directors are elected annually.

      Name               Age    Position Held
--------------------     ---    -----------------------------------------
Roger Buoy                50    Chairman of the Board of Directors, Chief
                                Executive Officer and Director

Tony E. Swash             45    Chief Operating Officer and Director

Terence McAuley           42    Chief Financial Officer and Secretary

Carmen Villalon(1)        43    Director

Armando Araujo(1)         46    Director

Josh Gaspero              54    Director

Sherman A. Drusin         54    Director

(1)      Resigned as a director in August, 1996.

Background of Executive Officers and Directors

Roger M. Buoy has been the Chief Executive Officer and Chairman of the Board of the Company since August 1992. From 1983 to 1992, Mr. Buoy was the President, Chief Executive Officer and founder of Mindscape International, Inc., ("Mindscape") a developer and publisher of educational and entertainment software for personal computers and video game machines. In 1987, Mindscape successfully completed its initial public offering in 1990. Mindscape was then sold to Software Toolworks, and subsequently renamed Mindscape and acquired by the Pierson Group of the United Kingdom. From 1981 to 1983, Mr. Buoy was the Executive Vice President-Software Publishing and Operations of Scholastic, Inc., a New York based publisher of educational materials.

Tony E. Swash has been Chief Operating Officer and a Director of the Company since August 1992. From 1979 to 1992, Mr. Swash was Sales Director for Ray Engineering Company Ltd. ("Ray Engineering"), a subsidiary of a British public company. In 1985, Mr. Swash along with two other directors and two venture capital companies, purchased Ray Engineering. In 1988, Mr. Swash was instrumental in selling Ray Engineering to an English public limited company. He remained as the Divisional Managing Director of Ray Engineering until he resigned to take part in the purchase of the assets of AIL in 1992.

Terence McAuley has served as a part-time Chief Financial Officer for Applewoods since December 1994, devoting 20 hours per week to the Company. Since 1988 he has served as an independent consultant to various companies and from 1984 to 1988 he served as Chief Financial Officer for ISIS Construction, a building construction company. From 1980 to 1984, he was with the National Trust of Great Britain as an accountant. Mr. McAuley qualified and worked as a chartered accountant with Price Waterhouse from 1975 to 1980.

Carmen Villalon was a Director of the Company from April 1994 until August 1996. Ms. Villalon owns a group of twenty-eight (28) retail stores throughout the Philippines. Her organization has grown from one
(1) store in 1989 to encompass franchises for major retailers such as Giordano of Hong Kong and Andy and Karen of Hong Kong. Ms. Villalon is the exclusive distributor for Applewoods' products throughout the Philippines and has established five (5) Applewoods' stores, four (4) in metropolitan Manilla and one (1) in Cebu. Ms. Villalon is a stockholder of the Company.

Armando Araujo was a Director of the Company from April 1994 until August 1996. Mr. Araujo has been President of ISC, a translucent soap manufacturer based in Guatemala, since December 23, 1993 and of Tanisi International Ltd. since May 31, 1995. He is also President of D'Casa International a wholesale and retail distributing company in Central America. He is also a member of the Board of Directors of Kimberly-Clark (Central America) and Sigma, a major packaging consortium. Mr. Araujo is the Applewoods' distributor for Latin America.

Josh Gaspero has been a Director of the Company since August 1996. He is presently Chairman of Joshua Tree Holdings, LLC which has controlling interests in Adventure Weekend Magazine, Best of Times Productions and Joshua Lockhard Direct Response Group. Previously he was Co-Chairman of Readers Digest Young Families from October 1993 until March, 1996. From March 1982 until October, 1993, he was Co-Chairman and Founder of Joshua Morris Publishing, a company subsequently purchased by The Readers Digest Association. Prior to 1982, Mr. Gaspero was President and CEO of Harlequin Books North America. Mr. Gaspero is a 1964 graduate of St. Joseph's University with a B.A. in Marketing.

Sherman A. Drusin has been a Director of the Company since August, 1996. He has been the Director of Corporate Finance for Sterling Foster & Co., Inc., an investment banking firm in New York since March, 1995. In addition, he is President and Director of Preferred

Benefit Plans, Inc. located in Armonk, New York. Previously, he was Vice President for Corporate Finance for J. Gregory & Company, an investment banking firm. For 25 years prior to his work in the investment banking field, Mr. Drusin was CEO, President and Director of several computer software companies. He currently serves on the Board of Directors of several organizations which include InTime Systems International, the Sterling Foster Foundation and the Make-A-Wish Foundation of Metro New York. Furthermore, he is an advisor to the Board of Directors of several publicly traded corporations. Mr. Drusin is a 1964 graduate of Fairleigh Dickinson University with a B.S. in Economics.

         There are no family relationships between the officers and directors of the Company, except that Roger Buoy and Tony Swash are second cousins.

         Each director of the Company is entitled to receive reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of the Company. The Directors receive no other compensation for serving on the Board of Directors. The members of the Board of Directors intend to meet at least quarterly during the Company's fiscal year, and at such other times duly called.

         Compliance with Section 16(a) of
         The Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Except as provided below, to the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

           COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows all the cash compensation paid or to be paid by the Company to the Chief Executive Officer, one of the Company's executive officers and a former officer who received in excess of $100,000 in annual salary and bonus, for the fiscal years ended June 30, 1996 and 1995:


                                                         Long Term Compensation
                                       ----------------------------------------------------
                                                   Annual Compensation            Awards                   Payouts
                                       ---------------------------------------  -----------              ----------
(a)                           (b)     (c)          (d)        (e)               (f)           (g)        (h)          (i)

                                                                                Restricted               All
                                                              Other             Stock                    LTIP         Other
                                                              Annual            Awards        Options/   Payouts      Compensation
Name and Principal Position   Year    Salary($)    Bonus($)   Compensation($)   ($)           SARs(#)    ($)          ($)
----------------------------  ----    ---------   ---------   ---------------   ----------    --------   -----------  ------------
Roger Buoy, CEO               1996    $150,000    $  ---      $  ---                 ----     --------   -----------  (1)
                              1995        ---        ---         ---                 ----     --------   -----------  (1)

Tony Swash, COO               1996    $102,774    $  ---      $  ---                 ----     --------   -----------  (1)
                              1995       ---         ---         ---                 ----     --------   -----------  (1)


Terence McAuley, CFO          1996    $36,904     $  ---      $  ---                 ----     20,000(2)  -----------  ---
                              1995     14,308        ---         ---                 ----     --------   -----------  ---

-------------------

(1) Does not include certain automobile expenses and other prerequisites which in the aggregate do not exceed the lesser of $50,000 or 10% of the named executive officer's compensation.

(2)      Represents options issued in January 1996.

         The following table sets forth certain information with respect to options granted during the last fiscal year to the Company's Executive Officers named in the above Summary Compensation Table.


Aggregate Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values

         The following table sets forth certain information with respect to options exercised during the fiscal year ended June 30, 1996, by the Company's Executive Officers named in the Summary Compensation Table, and with respect to unexercised options held by such person at the end of the fiscal year ended June 30, 1996.

(a)                        b)             (c)            (d)                            (e)
                                                         Number of                      Value of
                                                         Securities Underlying          Unexercised
                                                         Unexercised Options/           In-the-Money
                                                         SARs at FY-End (#)             Options/SARs at
                         Shares Acquired  Value          Exercisable/                   FY-EndExercisable
Name                     on Exercise (#)  Realized ($)   Unexercisable                  Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Terence McAuley                 0         $        0          0 /20,000                 $     0  /138,750

Employment Agreements

         As of July 1, 1995, the Company entered into a three (3) year employment agreement with Roger Buoy, pursuant to which Mr. Buoy serves as the Company's Chief Executive Officer. The agreement provides for Mr. Buoy to receive a salary of $150,000 per annum during the first year and an increase of 10% per annum or such greater amount as determined in the discretion of the Board of Directors based upon the Company's performance. The agreement also provides for the payment of a bonus in cash and/or securities to Mr. Buoy to be determined in the discretion of the Board of Directors. In addition, Mr. Buoy has been granted the right to purchase four percent (4%) of the outstanding Common Stock of the Company if the Company has earnings (excluding expenses incurred in connection with the issuance of securities to certain shareholders in connection with the Company's initial public offering (the "Offering") of $1,000,000, $1,750,000 and $2,650,000, respectively, during any fiscal year falling within the six (6) year period immediately following the effective date of the Offering. If the Company has earnings of $4,000,000 in any such fiscal year, Mr. Buoy will be entitled to acquire the entire twelve percent (12%) of the shares of Common Stock. The exercise price for such options shall be $3.00 per share.


         As of July 1, 1995, the Company entered into a three (3) year employment agreement with Tony Swash, pursuant to which Mr. Swash serves as the Company's Chief Operating Officer. The agreement provides for Mr. Swash to receive a salary of $150,000 per annum during the first year and an increase of 10% per annum or such greater amount as determined in the discretion of the Board of Directors based upon the Company's performance. The agreement also provides for the payment of a bonus in cash and/or securities to Mr. Swash to be determined in the discretion of the Board of Directors. In addition, Mr. Swash has been granted the right to purchase four percent (4%) of the outstanding Common Stock of the Company if the Company has earnings (excluding expenses incurred in connection with the issuance of securities to certain shareholders in connection with the Company's initial public offering (the "Offering") of $1,000,000, $1,750,000 and $2,650,000, respectively, during any fiscal year falling within the six (6) year period immediately following the effective date of the Offering. If the Company has earnings of $4,000,000 in any such fiscal year, Mr. Swash will be entitled to acquire the entire twelve percent (12%) of the shares of Common Stock. The exercise price for such options shall be $3.00 per share.

         The granting of rights to purchase Common Stock based on the attainment of specified earnings (as discussed above) will result in compensation expense to the Company equal to the excess of the fair market value per share of the Common Stock over the exercise price of $3 per share multiplied by the number of options granted.

Stock Option Plans and Agreements

         In October 1995, the Board of Directors of the Company adopted, and the stockholders of the Company approved the adoption of, the 1995 Stock Plan (hereinafter called the "1995 Plan"). The purpose of the 1995 Plan is to provide an incentive and reward for those executive officers and other key employees in a position to contribute substantially to the progress and success of the Company, to closely align the interests of such employees with the interests of stockholders of the Company by linking benefits to stock performance and to retain the services of such employees, as well as to attract new key employees. In furtherance of that purpose, the 1995 Plan authorizes the grant to executives and other key employees of the Company and its subsidiaries of stock options, restricted stock, deferred stock, bonus shares, performance awards, dividend equivalent rights, limited stock appreciation rights and other stock-based awards, or any combination thereof. The 1995 Plan is expected to provide flexibility to the Company's compensation methods, after giving due consideration to competitive conditions and the impact of federal tax laws.

         The maximum number of shares of Common Stock with respect to which awards may be granted pursuant to the 1995 Plan is initially 1,000,000 shares. Shares issuable under the 1995 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

         The 1995 Plan will be administered by a committee consisting of not less than two (2) members of the Board of Directors who are "disinterested" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code (including persons who may be deemed outside directors by virtue of any transitional rule which may be adopted by the Internal Revenue Service implementing such Section). The Board will determine the persons to whom awards will be granted, the type of award and, if applicable, the number of shares to be covered by the award. During any calendar year, no person may be granted under the 1995 Plan awards aggregating more than 100,000 shares (which number shall be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in capitalization of the Company).

         In January 1996, the Company issued to certain employees of the Company options exercisable for an aggregate of 100,000 shares of Common Stock at an exercise price of $2.50 per share. The options vest over a period of three (3) years and are exercisable for a period of eighteen (18) months following the date of vesting.

                      PRINCIPAL STOCKHOLDERS AND
                    STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information, as of the Record Date with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's officers and directors; and (iii) the directors and officers of the Company as a group:

                                                   Percentage
                                     Shares of     (%) of
Name and Address                     Common        Common
of Beneficial Owner                  Stock Owned   Stock
-------------------                  -----------   -----
Roger Buoy(1)                        1,545,432(2)   17.1

Tony Swash(1)                        1,415,258(3)   15.9

Terence McAuley(1)                         0.0       0.0

Josh Gaspero(1)                         31,390(4)    0.4

Sherman A. Drusin(1)                       0.0       0.0

Tanisi International, Ltd.(5)          540,000       6.2

Carmen Villalon(6)                     540,000       6.2

All directors and officers           2,992,080      32.5
as a group (5 persons)(2)(3)(4)


(1)      The address of each stockholder shown above is c/o
         Applewoods, Inc., 274 Riverside Avenue, Westport, CT 06881.

(2) Includes 285,432 shares of Common Stock issuable upon conversion of 142,716 shares of Series A Preferred Stock held by Mr. Buoy.

(3) Includes 155,258 shares of Common Stock issuable upon conversion of 77,629 shares of Series A Preferred Stock held by Mr. Swash.

(4) Includes 31,390 shares of Common Stock issuable upon conversion of 15,695 shares of Series A Preferred Stock held by Mr. Gaspero.

(5) The address of Tanisi International Ltd. is c/o Charles A. Schuette, Esq., Ackerman, Senterfitt & Eidson P.A., One

         Southeast Third Avenue, 28th Floor, Miami, Florida
         33131-1704.

(6)      The address of Carmen Villalon is 407 Bonaventure Plaza,
         Greenhills, San Juan, Metro Manila, Phillipines.

         There are no agreements or other arrangements or understandings known to the Company concerning the voting of the Common Stock of the Company or otherwise concerning control of the Company which are not disclosed herein. There are no preemptive rights applicable to the Company's securities.

                         CERTAIN TRANSACTIONS

         On August 5, 1992, each of Roger Buoy and Tony Swash acquired at par value one (1) ordinary share for 1 pound each in the share capital of Filbuk 290 Limited ("Filbuk"), the predecessor of AIL. On August 6, 1992 (i) each of Roger Buoy and Tony Swash acquired at par value thirty-nine (39) ordinary shares of 1 pound each in the share capital of Filbuk and (ii) Ian Mitchell acquired, at par, value forty
(40) ordinary shares for 1 pound each in the share capital of Filbuk. On August 6, 1992, AIL issued certain Fixed Rate Unsecured Loan Notes due 2002, at an interest rate of one percent (1%) per annum above LIBOR to (i) Roger Buoy in exchange for an aggregate loan of approximately $400,000 and (ii) Tony Swash in exchange for a loan of approximately $400,000. On August 6, 1992, Filbuk acquired the assets of AIL from the receiver for aggregate purchase price of approximately $926,000 and on August 10, 1992, Filbuk changed its name to Applewoods International Limited.

         On June 28, 1993, each of Roger Buoy and Tony Swash acquired at par value twenty (20) ordinary shares for 1 pound each in the share capital of AIL from Ian Mitchell, the founder of AIL.

         On April 21, 1994, Carmen Villalon, a previous director of the Company who resigned in August 1996, made an advance payment of $100,000 to AIL in respect of future sums due for future shipments of Applewoods' products, of which approximately $38,000 remains outstanding.

         On April 29, 1994, (i) each of Roger Buoy and Tony Swash acquired at par value ten (10) ordinary shares for 1 pound each in the share capital of AIL and (ii) ISC International Ltd. ("ISC") acquired at par value thirty (30) ordinary shares for 1 pound each in the share capital of AIL.


         On April 29, 1994, ISC made an interest-free, unsecured loan of approximately $107,000, to AIL. Armando Araujo, a previous director of the Company who resigned in August 1996, is the President of ISC.

         On April 29, 1994, AIL, ALA, Mr. Buoy and Mr. Swash entered into an Assignment of Trade Marks, Name and Intellectual Property pursuant to which ALA acquired all of AIL's right, title and interest in, to and under certain of AIL's trade marks and know-how in Latin America (the "Latin American Trade Marks").

         On April 29, 1994, AIL, ALA, ISC Mr. Buoy and Mr. Swash entered into an Exclusive License Agreement (the "License Agreement") pursuant to which ALA licensed use of the Latin American Trade Marks to ISC for $50,000 and (ii) AIL licensed ISC to exclusively sell AIL's products in Latin America. Accordingly, ISC was the exclusive licensee of the Company's products in Latin America but has now assigned its interest to Tanisi (see below).

         On April 29, 1994, AIL and ISC entered into a Machinery and Supply Agreement pursuant to which AIL agreed to sell certain machinery to ISC at fair market value and ISC agreed to supply soaps to AIL for a ten (10) year period (renewable for a further ten (10) years) at the lowest price at which ISC supplies soaps to its customer. The sale of the machinery was substantially completed during the year ended June 30, 1995 and was concluded in August, 1995.

         On April 29, 1994, ISC made an advance payment of $100,000 to AIL in respect of future sums due pursuant to the License Agreement, of which approximately $37,000 remains outstanding.

         On June 13, 1994, Carmen Villalon acquired at par value thirty (30) ordinary shares for 1 pound each in the share capital of AIL and made an interest free, unsecured loan of approximately
$158,000 to AIL.

         As of July 1, 1995, the Company entered into a three (3) year employment agreement with Roger Buoy, pursuant to which Mr. Buoy serves as the Company's Chief Executive Officer. The agreement provides for Mr. Buoy to receive a salary of $150,000 per annum during the first year and an increase of 10% per annum or such greater amount as determined in the discretion of the Board of Directors based upon the Company's performance. The agreement also provides for the payment of a bonus in cash and/or securities to Mr. Buoy to be determined in the discretion of the Board of Directors. In addition, Mr. Buoy has been granted the right to purchase four percent (4%) of the outstanding Common Stock of the Company if the Company has earnings (excluding expenses incurred in connection with the issuance of securities to certain shareholders of the Company in connection with the Company's initial public offering (the "Offering") of $1,000,000, $1,750,000 and $2,650,000, respectively, during any fiscal year falling within the six (6) year period immediately following the effective date of the Offering. If the Company has earnings of $4,000,000 in any such fiscal year, Mr. Buoy will be entitled to acquire the entire twelve percent (12%) of the shares of Common Stock. The exercise price for such options shall be $3.00 per share.

         As of July 1, 1995, the Company entered into a three (3) year employment agreement with Tony Swash, pursuant to which Mr. Swash serves as the Company's Chief Operating Officer. The agreement provides for Mr. Swash to receive a salary of $150,000 per annum during the first year and an increase of 10% per annum or such greater amount as determined in the discretion of the Board of Directors based upon the Company's performance. The agreement also provides for the payment of a bonus in cash and/or securities to Mr. Swash to be determined the discretion of the Board of Directors. In addition, Mr. Swash has been granted the right purchase four percent (4%) of the outstanding Common Stock of the Company if the Company has earnings (excluding expenses incurred in connection with the issuance of securities to certain shareholders of the Company in connection with the Company's initial public offering (the "Offering") of $1,000,000, $1,750,000 and $2,650,000,
respectively, during any fiscal year falling within the six (6) year period immediately following the effective date of the Offering. If the Company has earnings of $4,000,000 in any such fiscal year, Mr. Swash will be entitled to acquire the entire twelve percent (12%) of the shares of Common Stock. The exercise price for such options shall be $3.00 per share.

         In June 1995, ISC assigned to Tanisi, all of its right, title and interest in, to and under all of its shares in AIL and ALA and all agreements between ISC and AIL (other than the Machinery and Supply Agreement described above).

         In September, 1995, the Company borrowed an aggregate of $500,000 from eleven (11) unaffiliated lenders (the "Bridge Lenders"). In exchange for making loans to the Company, each Bridge Lender received (i) a promissory note (each a "Bridge Note") and (ii) the right, commencing on the effective date of the Offering, to receive Bridge Units. Each of the Bridge Units is comprised of one (1) share of Common Stock, one (1) Class A Warrant and one (1) Class B Warrant.

Each of the Bridge Notes was repaid at the closing of the Offering. The promissory notes were paid with interest at the rate of eight percent (8%) per annum.

         In October 1995, Applewoods Delaware, AIL and ALA entered into a Share Exchange Agreement, pursuant to which Applewoods Delaware acquired immediately prior to the effective date of the Offering all of the outstanding capital stock of AIL and ALA in exchange for 1,800,000 shares of Common Stock (the "Acquisition Shares") of the Company. Both Roger Buoy, the Company's Chief Executive Officer and Tony Swash, the Company's Chief Operating Officer, exchanged their respective thirty five percent (35%) interests in AIL and ALA and Carmen Villalon, a previous director of the Company, and Tanisi International Ltd., a company under the common control of Armando Araujo, a previous director of the Company, exchanged their respective fifteen percent (15%) interests in AIL and ALA, in each case in exchange for a pro rated number of the Acquisition Shares. In addition, as capital contributions to the Company both Roger Buoy and Tony Swash cancelled indebtedness owed to them by AIL in the amount of approximately $411,000 and $413,000, respectively and Carmen Villalon and Tanisi International Ltd. cancelled indebtedness owed to them by AIL in the amount of approximately $154,000 and $104,000, respectively.

         In October 1995, the Company entered into certain subscription agreements, pursuant to which, immediately prior to the effective date of the Offering, the Company issued (i) 142,716 shares of Series A Preferred Stock to Roger Buoy, in exchange for the cancellation of loans made by Mr. Buoy to AIL in the aggregate principal amount of approximately $714,000 (or $5.00 per share), (ii) 77,629 shares of Series A Preferred Stock to Tony Swash in exchange for the cancellation of loans made by Mr. Swash to AIL in the aggregate principal amount of approximately $388,000 (or $5.00 per share), (iii) 15,695 shares of Series A Preferred Stock to Josh Gaspero, a director of the Company, in exchange for the cancellation of loans made by Mr. Gaspero to AIL in the aggregate principal amount of approximately $78,000 (or $5.00 per share) and (iv) 13,871 shares of Series A Preferred Stock to Tim Kelly in exchange for the cancellation of loans made by Mr. Kelly to AIL in the aggregate principal amount of approximately $69,000 (or $5.00 per share). The number of shares of Series A Preferred Stock issued for the cancellation of indebtedness was based on the terms of the Series A Preferred Stock and the offering price of the Common Stock into which the Series A Preferred Stock is convertible.


         In October, 1995, the Company entered into a Consulting Agreement with SK Fullfillment Consulting, Inc. ("SK Fullfillment") pursuant to which the Company issued to SK Fullfillment 400,000 shares of Common Stock in exchange for marketing and distribution consulting services. The number of shares issued to SK Fulfillment were determined by negotiation between the Company and SK Fulfillment. SK Fullfillment has agreed that for a period of two year(s) it will consult with the Company regarding the marketing and distribution of the Company's products in the United States. Stanley Krasnoff is the founder and sole stockholder of SK Fulfillment.

     In October, 1995, the Company entered into a Consulting Agreement with Valjean Systems, Inc. pursuant to which the Company issued to Valjean Systems, Inc. 80,000 shares of Common Stock in exchange for marketing and merchandising consulting services. The number of shares issued to Valjean Systems, Inc. were determined by negotiation between the Company and Valjean Systems, Inc. Valjean Systems, Inc. has agreed that for a period of two year(s) it will consult with the Company regarding the marketing and merchandising of the Company's products in the Western United States. Diane Waldman is the founder and sole stockholder of Valjean Systems, Inc.

         In April, 1996, the Company completed a public offering of 2,400,000 shares of Common Stock at $5.00 per share for an aggregate of $6,000,000. An additional 360,000 shares were sold for gross proceeds of $900,000 to the underwriter to cover over-allotments. In addition, the underwriter received an option, for a nominal fee, to acquire 240,000 shares of Common Stock at an exercise price of $4.00 per share. The option expires in April 2001.

         Effective with the closing of the offering, the Company entered into a three-year consulting agreement with the underwriter. The consulting fee of $100,000 is being charged to operations ratably over the term of the agreement.

         On July 15, 1996 ALA assigned all its right, title and interest in, to and under the Latin American Trade Marks to the Company and ALA was then dissolved.

         With respect to each of the foregoing transactions, the Company believes that the terms of such transactions were as fair to the Company as could be obtained from an unrelated third party. Future transactions with affiliates will be on terms not less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the independent and/or disinterested members of the board of directors.



                             PROPOSAL TWO

   RATIFICATION OF SELECTION OF THE FIRM OF PRICE WATERHOUSE LLP AS
            INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY

The Board of Directors upon recommendation of the members of the Audit Committee, concluded that the continued engagement of Price Waterhouse LLP as the Company's independent public accountants for the 1996 fiscal year was in the best interests of the Company. The Board of Directors recommends that Stockholders ratify its choice of Price Waterhouse LLP.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Price Waterhouse LLP as independent public accountants for the Company. Unless marked to the contrary, proxies received from Stockholders will be voted in favor of the proposed amendment.

OTHER PROPOSED ACTION

The Board of Directors does not intend to bring any other matters before the meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with the recommendation of the Board of Directors.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

If any Stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the next Annual Meeting of Stockholders, that proposal must be presented to the Company's secretary prior to June 30, 1997.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                               APPLEWOODS, INC.

October 18, 1996                               By:____________________________
                                                  Roger Buoy,
                                                  Chief Executive Officer
APPLEWOODS, INC.                                                          PROXY

                           Applewoods, Inc.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING EITHER THE PROXY
(THE "PROXY") [FOR] OR [AGAINST] BOX NEXT TO EACH OF THE TWO (2)
PROPOSALS

         The undersigned hereby appoint(s) Mr. Roger Buoy with the power of substitution and resubstitution to vote any and all shares of capital stock of Applewoods, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on November 5, 1996, at 8:30 A.M. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

1.       ELECTION OF DIRECTORS

                  VOTE

/ / FOR ALL nominees listed below EXCEPT as marked to the contrary below

/ / WITHHOLD AUTHORITY to vote for ALL nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

/ /               ABSTAIN

2.       RATIFY APPOINTMENT

/ /               FOR Price Waterhouse LLP

/ /               WITHHOLD AUTHORITY

/ /               ABSTAIN


         THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE FOUR (4)
NOMINEES NAMED IN ITEM 1, AND PRICE WATERHOUSE LLP AS AUDITOR IN ITEM
2.

         In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

     Please mark, sign date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERIORS, INC.

                               Dated:______________________________

                               ____________________________________
                               Signature

                               ____________________________________
                               Signature if jointly owned:

                               ____________________________________
                               Print name:

                               Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

        PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                       IN THE ENCLOSED ENVELOPE

                                  20